Exhibit 1.1

4,000,000 Shares

NEUROGESX, INC.

COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

May __, 2007

May __, 2007

Morgan Stanley & Co. Incorporated

Pacific Growth Equities, LLC

Lazard Capital Markets LLC

Susquehanna Financial Group, LLLP

c/o	Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

NeurogesX, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 4,000,000 shares of its Common Stock, par value $0.001 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 600,000 shares of its Common Stock, par value $0.001 per share (the “Additional Shares”), if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, par value $0.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-140501), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale

Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as currently conducted as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) The Company’s sole subsidiary is a non-operating company with de minimis assets and liabilities and no business operations.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus under the captions “Capitalization” and “Description of Capital Stock.”

(h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i) and (iii) as would not, singly or in the aggregate, have a material adverse effect on the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or, to the knowledge of the Company, to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no rules, regulations, contracts or other documents to which the Company or any of its subsidiaries is subject, or by which the Company or any of its subsidiaries is bound, that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement that have not otherwise been waived.

(r) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the

Company has not purchased any of its outstanding capital stock other than from its employees or other service providers in connection with the termination of their service to the Company, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(s) The Company and its subsidiaries do not own any real property; the Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(t) All patents and patent applications owned by the Company or a subsidiary of the Company are owned free and clear of all liens, encumbrances, defects of title or other restrictions on ownership, except as would not, singly or in the aggregate, reasonably be likely to have a material adverse effect on the Company and its subsidiaries taken as a whole; the Company or a subsidiary of the Company has clear title or valid license rights to its owned or licensed patents and patent applications, respectively, except as would not reasonably be likely to have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any basis reasonably likely to result in a finding that the inventions claimed in any of the patent applications of the Company or any of its subsidiaries are unpatentable.

(u) To the knowledge of the Company, in connection with the Company’s or its subsidiaries’ patent applications, with respect to their investigation, if any, of the published literature and patent references relating to the inventions claimed in their patent applications, all references were disclosed to the USPTO or other applicable government patent office in accordance with 37 C.F.R. Section 1.56 or similar disclosure requirement; to the knowledge of the Company, all information submitted to the USPTO or other applicable government patent office in such patent applications, and in connection with the prosecution of such applications, was accurate; and none of the Company, its subsidiaries or, to the Company’s knowledge after due inquiry, any other person made any material misrepresentations or concealed any material information from the USPTO or other applicable government patent office in such applications, or in connection with the prosecution of such applications, in violation of 37 C.F.R. Section 1.56 or similar disclosure requirement.

(v) The Company has an exclusive, worldwide license to U.S. Patent Number 6,239,180 (the “U.S. Patch Patent”) and European Patent Specification EP 1039802B1 (together, the “Patch Patents”) and a non-exclusive, worldwide license to U.S. Patent Number 6,248,788 (the “Method Patent”), in each case from The Regents of The University of California; each such license is valid and enforceable in accordance with its terms; the Patch Patents and the Method Patent have been duly maintained and are in full force and effect; and, to the Company’s knowledge after due inquiry, there is no prior art that renders the Patch Patents or the Method Patent invalid or unenforceable except as would not have a material adverse effect on the Company; and the Company is not aware of any basis for any finding that Mr. Peter S. Staats, Mr. Marco Pappagallo or any other person has any valid title to or invention, patent, ownership, license, proprietary or other rights relating to the Patch Patents or that would cause the Company’s exclusive license to the Patch Patents to be invalidated, non-exclusive or otherwise ineffective.

(w) Except as described in the Time of Sale Prospectus, the Company and its subsidiaries own or have licenses for, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in and necessary for the business currently conducted by them and, to the knowledge of the Company after due inquiry, to the manufacture, use or sale of their presently proposed products, as described in the Time of Sale Prospectus.

(x) Except as described in the Time of Sale Prospectus, and to the knowledge of the Company after due inquiry, there are no valid and enforceable Intellectual Property Rights that are or would be infringed by the business currently conducted by the Company or any of its subsidiaries or in the manufacture, use, sale, offer for sale or import of its presently proposed products, as described in the Time of Sale Prospectus.

(y) Neither the Company nor any of its subsidiaries is subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department,

commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has any of them entered into or is any of them a party to any contract, which restricts or impairs the Company’s or its subsidiaries’ use of any Intellectual Property Rights used in and necessary for the business as currently conducted by them.

(z) Except as described in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted Intellectual Property Rights of others which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(aa) To the Company’s knowledge after due inquiry, there are no ongoing infringements by others of any Intellectual Property Rights owned or exclusively licensed by the Company or any of its subsidiaries in connection with the business currently conducted by the Company or its presently proposed products, as described in the Time of Sale Prospectus.

(bb) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contract research providers or other contractors that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee) Except as described in the Registration Statement or the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ff) No investigational new drug (“IND”) application filed by or on behalf of the Company with the U.S. Food and Drug Administration (“FDA”) has been terminated by the FDA, and neither the FDA nor any applicable foreign regulatory agency has commenced, or, to the knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise suspend, ongoing clinical investigations conducted by or on behalf of the Company or any of its subsidiaries.

(gg) The Company and its subsidiaries possess all consents, certificates, authorizations, permits, approvals and orders issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, as described in the Prospectus, including all FDA and applicable foreign regulatory agency approvals, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, certificate, authorization, permit, approval or order which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(hh) To the Company’s knowledge after due inquiry, all the operations of the Company and its subsidiaries and all the manufacturing facilities and operations of their suppliers of products and product candidates and the components thereof are in compliance with applicable

FDA regulations, including current Good Manufacturing Practices, set by the Federal Food, Drug and Cosmetic Act of 1938 (the “FDCA”), as amended and applicable foreign regulatory requirements and standards, except to the extent that the failure to be in compliance with such regulatory requirements and standards would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ii) Except as set forth in the Time of Sale Prospectus, the clinical trials that are described in the Prospectus and that will be used to support regulatory approval were and, if still pending, are being, conducted (to the knowledge of the Company with respect to such studies conducted by or on behalf of third parties) in accordance in all material respects with standard medical and scientific research procedures and all applicable rules and regulations of the FDA, including the current Good Clinical Practices, and all applicable foreign regulatory requirements and standards.

(jj) Each of the Company and its subsidiaries has operated its business in compliance in all material respects with all applicable rules, regulations and policies of the FDA and applicable foreign rules and regulations.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $            a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 600,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $            a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $            a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May     , 2007, or at such other time on the same or such other date, not later than May     , 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than June     , 2007, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus (excluding any amendments or supplements thereto) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) and (ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, outside counsel for the Company, dated the Closing Date, to the effect that:

(i) the Company has been duly incorporated, is validly existing under, and by virtue of, the laws of the jurisdiction of its incorporation, and is in good standing under such laws. The Company has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus. The Company is qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

(iii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights on the part of any stockholder of the Company pursuant to the Company’s Certificate of Incorporation or by-laws, or, pursuant to any written contract or agreement listed as Exhibits to the Registration Statement;

(v) this Agreement has been duly authorized, executed and delivered by the Company;

(vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable U.S. federal or California State law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries to which the Company or its subsidiaries is a party and that is listed as an Exhibit to the Registration Statement or, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as (A) has already been obtained and made under the Securities Act and the Securities Exchange Act of 1934, as amended and (B) may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

(vii) the statements relating to legal matters, documents or proceedings included in (A) the Prospectus under the captions “Description of Capital Stock”and “Shares Eligible for Future Sale” and (B) the Registration Statement in Items 14 and 15, in each case fairly summarize in all material respects such matters, documents or proceedings;

(viii) to such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects or of any statutes, regulations, contracts or other agreements that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(ix) the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended; and

(x) the statements in the Time of Sale Prospectus under “Business-Government Regulation,” insofar as they are, or refer to, statements of U.S. federal law or regulations enforced by the Federal Food and Drug Administration under the FDCA have been reviewed by such counsel, and in the opinion of such counsel, such statements are accurate statements or summaries of applicable federal law or regulations, in all material respects;

In addition, the opinion shall include a statement from such counsel to the effect that such counsel (i) participated in conferences with certain officers and representatives of the Company, the representatives of the Underwriters, counsel for the Underwriters and the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and Prospectus and related matters were reviewed and discussed, and (ii) although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus, nothing has come to the attention of such counsel, through such review and discussion as described therein, that causes such counsel to believe that the Registration Statement (other than the financial statements and related schedules and the financial and statistical data included therein, as to which such counsel need not express any belief), at the time it became effective, or the Time of Sale Prospectus (other than the financial statements and related schedules and the financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date or the Prospectus (other than the financial statements and related schedules and the financial and statistical data included therein, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or as of its issue date or as of the date of such opinion, the Prospectus or any amendment or supplement thereto (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, the opinion shall include a statement from such counsel confirming that the Registration Statement, at the time it was declared effective by the Commission under the Securities Act, and the Prospectus, at the time it was transmitted for filing with the Commission pursuant to Rule 424(b) under the Securities Act (other than the financial statements and related schedules and the financial and statistical data derived from such financial statements or schedules, as to which such counsel need not express any belief), comply as to form in all material respects with the requirements of the Securities Act and the and the rules and regulations of the Commission promulgated thereunder.

(d) The Underwriters shall have received on the Closing Date an opinion of Morrison and Foerster LLP, outside patent counsel for the Company, in the form of Exhibit A hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of Covington & Burling, European regulatory and reimbursement counsel for the Company, dated the Closing Date, to the effect that:

(i) the statements in the Time of Sale Prospectus under “Business-Government Regulation-European Union” insofar as such statements purport to describe or summarize applicable provisions of European Union law or regulations governing clinical trials, the marketing authorization process and the marketing of medicinal products have been reviewed by such counsel and in the opinion of such counsel, such statements are accurate in all material respects.

(ii) the statements in the Time of Sale Prospectus under “Business-Third-Party Reimbursement and Pricing Controls” insofar as such statements purport to describe or summarize applicable provisions of U.S. federal or European Union law or regulations governing reimbursement and pricing controls of medicinal products, have been reviewed by such counsel and in the opinion of such counsel, such statements are accurate in all material respects.

(f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iv), 5(c)(v), 5(c)(vii) (but only as to the statements in each of the Time of Sale Prospectus and the Prospectus under “Description of Capital Stock” and “Underwriters”) and the last paragraph of Section 5(c)(x) above.

With respect to the last paragraph of Section 5(c)(x) above, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Davis Polk & Wardwell may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of the counsel for the Company described in Sections 5(c), (d) and (e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, between you and each officer, director, 1% stockholder (other than Wendye Robbins and her family members and affiliates, and including, for purposes hereof, holders of any other security convertible into or exercisable or exchangeable for Common Stock of the Company) relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made, when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request other than jurisdictions which would require the Company as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, ii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq Global Market and other national securities exchanges and foreign stock exchanges, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives (which shall not include employees of any Underwriter) and officers of the Company and any such consultants, and of the cost of any aircraft chartered in connection with the road show (provided that, notwithstanding the foregoing, the Company shall only be required to reimburse up to one-half of the cost of such aircraft), (viii) the document production charges and expenses associated with printing this Agreement, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution”, and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, travel and lodging expenses, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the issuance of shares of, or options to purchase shares of, Common Stock to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans described in the Prospectus, provided that, prior to the issuance of any such shares or the grant of any such options where the shares subject to such option vest within the period ending 180 days after the date of the Prospectus, the Company shall cause each recipient of such grant or issuance to execute and deliver to you a “lock-up” agreement, substantially in the form of Exhibit A hereto, (d) the filing of registration statements on Form S-8, (e) the issuance of securities in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, property or other assets, intellectual property or technology of another person or entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition or (f) the issuance of securities in connection with joint ventures, commercial relationships or other strategic transactions; provided that, in the case of clauses (e) or (f), prior to any issuance the Company shall cause each recipient of such securities to execute and deliver to you a “lock-up” agreement substantially in the form of Exhibit A hereto. Notwithstanding the foregoing, if (a) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Morgan Stanley & Co. Incorporated of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding, shall pay the fees and disbursements of such counsel related to such proceeding and, subject to the next sentence, may assume the defense of such claims. In any such proceeding, any indemnified party shall have the right to retain its own separate counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for any of the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (after deducting the underwriting discount but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Prospectus and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to NeurogesX, Inc., San Carlos Business Park, 981F Industrial Road, San Carlos, CA 94070-4117, Attention: Chief Executive Officer and Chief Financial Officer.

Very truly yours, NEUROGESX, INC.

By:
Name:
Title:

Accepted as of the date hereof Morgan Stanley & Co. Incorporated Pacific Growth Equities, LLC Lazard Ltd. Susquehanna Financial Group, LLLP

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. Incorporated

Pacific Growth Equities, LLC

Lazard Ltd.

Susquehanna Financial Group, LLLP

Total:

SCHEDULE II

Time of Sale Prospectus

EXHIBIT A

Form of Morrison & Foerster LLP Opinion

                         , 2007

Morgan Stanley & Co. Incorporated

Pacific Growth Equities, LLC

Lazard Ltd.

Susquehanna Financial Group, LLLP

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Re:	NeurogesX, Inc.

Ladies and Gentlemen:

We have acted as patent counsel to NeurogesX, Inc., a Delaware corporation (the “Company”), in the preparation, filing and/or prosecution of the patents and patent applications listed on Exhibit A attached hereto (collectively, the “Patent Rights”). This opinion is being delivered to you pursuant to Section 5(d) of the Underwriting Agreement, dated                     , 2007, by and between the Company and you (the “Underwriting Agreement”).

In connection with this opinion, we have examined the statements under the captions “Risk Factors — The commercial success, if any, of NGX-4010 depends, in part, on the rights we have under certain patents,” “Risk Factors — If we are unable to maintain and enforce our proprietary rights, we may not be able to compete effectively or operate profitably,” “Risk Factors — If we are sued for infringing intellectual property rights of other parties, such litigation will be costly and time consuming, and an unfavorable outcome would have a significant adverse effect on our business,” “Risk Factors — We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights” and “Business — Patents and Proprietary Rights” (collectively, the “Patent Paragraphs”) in the Company’s Registration Statement on Form S-1, as amended, Registration No. 333-                    (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission on                     , 2007, and in the related Prospectus dated                     , 2007 (the “Prospectus”). We have not made any independent verification of any corporate records or other documents of the Company.

We have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. As to questions of fact material to the opinions expressed herein, we have relied exclusively (except as provided in the immediately following paragraph) upon an Officer’s Certificate, a copy of which is attached hereto as Exhibit B, and have not independently investigated such questions.

Whenever our opinions or views herein with respect to the existence or absence of facts are indicated to be based on our knowledge or belief, it is intended to signify that, in the course of our representation of the Company in connection with the matters referred to in the first sentence of the first paragraph hereof, no information has come to the attention of Thomas E. Ciotti and Mika Mayer (who are the only attorneys in this firm who have devoted significant attention to such matters) that would give them actual knowledge of the existence or absence of such facts. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company as described above.

We express no opinions or views (a) with respect to any patent rights or other intellectual property rights of the Company other than the Patent Rights, (b) as to whether the Company is infringing any patents or other rights of others or whether others are infringing any patents or other rights of the Company, (c) as to whether the Company owns or possesses sufficient licenses or other rights to use all patents or other rights necessary for the conduct of the Company’s business, or (d) with respect to the Company’s license agreements or similar agreements. In addition, we express no opinions or views as to (i) whether any patent applications within the Patent Rights will issue as patents, (ii) whether any patents within the Patent Rights or any patents that may issue from any patent applications within the Patent Rights, if challenged, will be held valid and enforceable, (iii) the scope of claim coverage of any patents within the Patent Rights or any patents that may issue from any patent applications within the Patent Rights, (iv) whether the Company will be able to conduct its business without infringing the patents or other intellectual property rights of third parties, or (v) whether the Company will be able to prevent third parties from competing with the Company or developing products or business methods similar to those of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1.	To our knowledge, the patent applications within the Patent Rights that are owned by the Company are owned free and clear of all liens, encumbrances, defects of title or other restrictions on ownership.

2.

To our knowledge, both we and the Company have complied with our respective obligations pursuant to 37 C.F.R. §1.56 in connection with the filing with the U.S. Patent and Trademark Office of the pending U.S.

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patent applications within the Patent Rights and the issued U.S. patents within the Patent Rights.

3.	The issued patents within the Patent Rights have been duly maintained and, to our knowledge, are in full force and effect.

In addition, although we have not independently verified the accuracy, completeness or fairness of the statements contained in the Patent Paragraphs, and based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that the Patent Paragraphs, at the time the Registration Statement became effective, contained an untrue statement of a material fact with respect to the Patent Rights or omitted to state a material fact with respect to the Patent Rights required to be stated therein or necessary to make the statements therein not misleading, or that the Patent Paragraphs, as of the date of the Prospectus or as of the date hereof, contained an untrue statement of a material fact with respect to the Patent Rights or omitted to state a material fact with respect to the Patent Rights necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We express no opinion as to matters governed by the laws of any jurisdiction other than the substantive laws of the State of California and the federal laws of the United States. This letter is solely for your benefit, and neither this letter nor any opinion expressed herein may be relied upon, nor may copies be delivered or disclosed to, any other person or entity without our prior written consent.

Very truly yours,

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EXHIBIT B

Form of Lockup Agreement

December         , 2006

Morgan Stanley & Co. Incorporated

Pacific Growth Equities, LLC

Lazard Ltd.

Susquehanna Financial Group, LLLP

c/o	Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

Ladies and Gentleman:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Neurogesx, Inc., located at 981 Industrial Road, Suite F, San Carlos, California (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of shares (the “Shares”) of Common Stock (par value $0.001), of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions.

Notwithstanding the foregoing: (1) if the undersigned is an individual, the undersigned may during the Restricted Period transfer any such Common Stock by gift, will or intestate succession to a member of his or her immediate family, or to a trust formed for the benefit of any such person; (2) if the undersigned is a partnership, limited liability company, trust, corporation or similar entity, it may distribute the Common Stock to its partners, members or stockholders, or to a retired partner, member or stockholder of such entity who retires after the date hereof, or to the estate of any such retired partner, member or stockholder, and any partner, member or stockholder who is an individual may transfer any such Common Stock by gift, will or intestate succession to a member of his or her immediate family; and (3) if the undersigned is a trust, the trust may transfer any Common Stock to any beneficiary of such trust or to the estate of any such beneficiary, and any beneficiary who is an individual may transfer any such Common Stock by gift, will or intestate succession to a member of his or her immediate family; provided that in each of (1), (2) or (3) above, it shall be a condition to the transfer that (i) the transferee execute a copy of this Agreement and (ii) no such transfer may include a disposition for value. For purposes of this Lock-Up Agreement, the immediate family of a person means the spouse, lineal descendants, father, mother, brother, sister, father-in-law, mother-in-law, brother-in-law and sister-in-law of such person.

Notwithstanding anything herein to the contrary, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Restricted Period (and any extension thereof as provided below), provided that no direct or indirect offers, sales, agreements to offer or sell, solicitations of offers to purchase, swaps, or other disposals of, or transactions in, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock may be effected pursuant to such plan during the Restricted Period (and any extension thereof as provided below); and provided further that in any such case it shall be a condition to entering into such trading plan that no filing by any party (transferee or transferor) under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily during the Restricted Period in connection with entering into such trading plan.

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

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If:

(1) during the last 17 days of the 180 day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180 day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180 day restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement shall lapse and become null and void if the Public Offering shall not have occurred on or before July 31, 2007 or if the Company provides written notification to Morgan Stanley that it does not intend to proceed with the Public Offering.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will be made only pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

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Very truly yours,

(Name)

(Address)

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